UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       September 29, 2009

DICE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)
001-33584	20-3179218
(Commission File Number)	(I.R.S. Employer Identification No.)

1040 AVENUE OF THE AMERICAS, 16TH FLOOR NEW YORK, NY	10018
(Address of principal executive offices)	(Zip Code)

(212) 725-6550
(Registrant’s Telephone Number, Including Area Code)

3 PARK AVENUE, NEW YORK, NEW YORK 10016
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)	Director Resignation.

On September 29, 2009, Dice Holdings, Inc. (the “Company”) received notice that Jeffrey Nordhaus intended to resign from the Board of Directors of the Company, effective October 2, 2009.

(d)	Appointment of Director.

On October 2, 2009, the Company appointed Amanda Siegel to its Board of Directors.

Ms. Siegel joined Quadrangle Group LLC in 2003 and is a Principal focused on the firm’s media and communications private equity business. Ms. Siegel serves on the Board of Directors and audit committee of Hargray Holdings LLC and Cequel Communications Holdings, LLC. Prior to joining Quadrangle, Ms. Siegel was an Associate with DLJ Merchant Banking Partners. She also worked as an Analyst in the Investment Banking Division at Donaldson, Lufkin & Jenrette. She received an M.B.A from Harvard Business School and graduated with a B.S., magna cum laude, in economics and a concentration in finance and accounting from the Wharton School at the University of Pennsylvania.

Certain affiliates of Quadrangle (the “Quadrangle Stockholders”) own in the aggregate 22,643,055 shares of the Company’s common stock, representing approximately 36.2% of the Company’s outstanding shares.

The Quadrangle Stockholders are also a party to the institutional and management shareholders agreement, dated July 23, 2007, among the Company, certain affiliates of General Atlantic LLC and the Quadrangle Stockholders (the “Quadrangle Stockholders”, and together with the General Atlantic Stockholders, the “Principal Stockholders”) and certain management stockholders (the “Institutional Shareholders Agreement”). The Institutional Shareholders Agreement requires that the Board of Directors consist of at least eight directors and provides each Principal Stockholder with the right to designate up to three members to the Company’s Board of Directors. Initially, the Principal Stockholders each only designated two directors to the Company’s board. Ms. Siegel has been designated as a member of the Board of Directors by the Quadrangle Stockholders to fill the vacancy left by the resignation of Mr. Nordhaus in accordance with the terms of the Institutional Shareholders Agreement. Ms. Siegel will serve as a Class II director (with a term expiring at the 2012 Annual Meeting).

The Institutional Shareholders Agreement also contains restrictions on the ability of the Principal Stockholders to transfer shares of the Company’s common stock, provides the Principal Stockholders with certain demand and piggyback registration rights and permits the Principal Stockholders to sell the Company’s common stock in a block sale under certain circumstances. Under the Institutional Shareholders Agreement, the Company has also agreed that the doctrine of “corporate opportunity” will not apply against the Principal Stockholders in a manner that would prohibit them from investing in competing businesses or doing business with the Company’s clients or customers. The Institutional Shareholders Agreement also requires the Company to deliver to each party who owns more than 5% of the Company’s common stock in the aggregate certain monthly financial statements and, except to the extent filed with the Securities and Exchange Commission (the “SEC”) on EDGAR, copies of reports and other documents filed by the Company with the SEC.

As an affiliate of Quadrangle, Ms. Siegel will not receive compensation (in the form of options or otherwise) for her service as a member of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 2, 2009

DICE HOLDINGS, INC.
By:	/s/ Michael P. Durney
Name: Michael P. Durney Title: Senior Vice President, Finance and Chief Financial Officer